EXHIBIT 5.1




                           OPINION REGARDING LEGALITY

                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              875 15th Street, N.W.
                                   TENTH FLOOR
                             WASHINGTON, D.C. 20005
                   TELEPHONE (202) 551-1780 FAX (202) 551-0180

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December 19, 2006

Bioenvision, Inc.
345 Park Avenue, 41st Floor
New York, NY 10154

        Re:    Bioenvision, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as special counsel for Bioenvision, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Registration Statement"). The Registration Statement covers 2,250,000 common shares of beneficial interest, par value $0.001 per share (the "Common Shares"), which may be issued under the Company's 2003 Stock Incentive Plan (the "Plan"), as amended on December 15, 2006 (the "2006 Amendment"). This opinion is being furnished to you as a supporting document for such Registration Statement.

        As such counsel and for purposes of our opinion set forth below, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

        (i) Resolutions of the Board of Directors, adopted pursuant to Unanimous Written Consent of the Board on October 4, 2006, relating to the approval of the 2006 Amendment and the issuance of the Common Shares pursuant to the Plan under the Securities Act of 1933, as amended and

        (ii) The Registration Statement filed with the SEC with respect to the Common Shares issuable upon exercise of options granted under the Plan.


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        Without limiting the generality of the foregoing we have relied upon the representations of the Company as to the accuracy and completeness of (i) the 2006 Amendment; (ii) the Registration Statement; and (iii) the resolutions of the Board, dated October 4, 2006, approving the Amendment.

        Based upon the assumptions, qualifications and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that when options have been exercised as contemplated by the Plan and consideration has been paid for the Common Shares underlying the options as contemplated by the Plan, such Common Shares will constitute legally issued, fully paid and nonassessable, and valid and binding obligations of the Company.

        In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

        (a) The opinions expressed in this letter are based upon the assumption that the Company will cause the Registration Statement to become effective and the Company will keep the Registration Statement effective and that any Common Shares issued upon the exercise of options or purchased pursuant to the Plan will be issued only at a time when the Registration Statement is effective.

        (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

        (c) The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

        The opinions herein expressed are limited in all respects solely to matters governed by the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, insofar as each may be applicable. We express no opinion herein with respect to matters of local, county or municipal law, or with respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions.

        This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.





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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                   Very truly yours,


                                   /s/ Paul, Hastings, Janofsky & Walker LLP















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